U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K/A


                                      CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 10, 2002


                                FREESTAR TECHNOLOGIES
             (Exact name of registrant as specified in its charter)


                                       Nevada
            (State or jurisdiction of incorporation or organization)


                                       0-28749
                              (Commission File Number)


                                     88-0446457
                    (I.R.S. Employer Identification Number)


       1140 Avenue of The Americas, 10th Floor, New York, New York 10036
                   (Address of principal executive offices)


                Registrant's telephone number:  (646) 728- 2358


        (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 10, 2002, the Registrant entered into an agreement with Heroya Investments Limited for the acquisition of privately-held Rahaxi Processing Oy, a Northern European online credit card processing enterprise headquartered in Helsinki, Finland. The terms of the acquisition, valued at $4.3 million, provide for the Registrant to make incremental cash payments to the seller over the course of 13 months, and to collateralize the full value of the acquisition in the form of an equivalent amount of common stock of the Registrant. In addition, the seller shall be entitled to receive 10% of the net profits generated by Rahaxi for the first four quarters immediately following the closing date.

     Ownership in Rahaxi increases proportionally with payments made as summarized in the following table:

                                   Required Payment    Ownership Upon Payments

1.  Closing date of agreement        $     150,000               1/30

2.  Two months after closing date          150,000               1/30

3.  105 days after receipts of
    2nd payment (quarter ended
    December 31, 2002)                     500,000               3/30

4.  Quarter ended March 31, 2003           500,000               4/30

5.  Quarter ended June 30, 2003            500,000               4/30

6.  Quarter ended September 30, 2003      2,500,000             17/30

   Total                             $    4,300,000         Thirty Shares

     As of November 25, 2002 (60 days after filing the Form 8-K in connection with this transaction), the Company had made total payments of $100,000 and has not made the remaining $200,000 payment based on the required payment schedule under the acquisition agreement. Under the terms of the acquisition agreement, Heroya has the right to terminate the agreement as the Company breached its payment obligations. As of December 2, 2002, Heroya has not informed the Company of its intent to terminate the agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     Based on the fact that the Registrant has not made the required payments under the acquisition agreement set forth above, the Registrant has not been issued any shares in Rahaxi. In addition, the payment to Rahaxi to date ($100,000) do not exceed 20% of the total assets of the Registrant as of the end of its last fiscal year (June 30, 2002). Therefore, as of this date this company is not a significant subsidiary of the Registrant as defined in Section 210.1-02(w) of Regulation S-X. Therefore, financial statements on Rahaix are not required to be filed under Section 210.3-05 of Regulation S-X until such time as this company becomes a significant subsidiary of the Registrant. In addition, pro forma financial information will not be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X until such time as these financial statements are required.

Exhibits.

     There are no exhibits attached to this Form 8-K.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Freestar Technologies



Dated: December 2, 2002              By: /s/ Paul Egan
                                     Paul Egan, President